Exhibit 99.3
SECOND AMENDMENT TO
2017 AMENDMENT AND RESTATEMENT OF
AVERY DENNISON CORPORATION
EMPLOYEE SAVINGS PLAN
WHEREAS, Avery Dennison Corporation (the “Company”) sponsors and maintains the Avery Dennison Corporation Employee Savings Plan (the “Plan”) for the exclusive benefit of its eligible employees; and
WHEREAS, it is now necessary to amend the Plan to update the claims procedures in accordance with new regulations issued by the Department of Labor; and
WHEREAS, the amendment does not involve an increase in cost of Plan benefits; and
WHEREAS, Section 17.2 of the Plan permits the chief executive officer of Avery Dennison Corporation to adopt amendments as necessary to bring the Plan into conformity with legal requirements or to improve the administration of the Plan, provided that no such amendment involves an increase in cost of benefits provided by the Plan.
NOW, THEREFORE, pursuant to the power and authority reserved to the Company’s board of directors and the power delegated to the Company’s chief executive officer under Section 17.2 of the Plan, Article XIV of the Plan is hereby amended in its entirety, effective as of April 2, 2018, to read as follows:
“ARTICLE XIV
CLAIMS PROCEDURES
Section 14.1    Claims Procedure.
Claims for benefits under the Plan shall be administered in accordance with Section 503 of ERISA and the Department of Labor Regulations thereunder. The Administrator shall have the right to delegate its duties under this Article and all references to the Administrator shall be a reference to any such delegate, as well. The Administrator shall make all determinations as to the rights of any Participant, Spouse, Beneficiary, Alternate Payee or other person who makes a claim for benefits under the Plan (each, a “Claimant”). A Claimant may authorize a representative to act on his or her behalf with respect to any claim under the Plan. A Claimant who asserts a right to any benefit under the Plan he has not received, in whole or in part, must file a written claim with the Administrator.
Section 14.2     Regular Claims Procedure.
The claims procedure in this section shall apply to all claims for Plan benefits other than Disability Claims.
(a)    Timing of Denial. If the Administrator denies a claim in whole or in part (an “adverse benefit determination”), then the Administrator will provide notice of the decision to the Claimant within a reasonable period of time, not to exceed 90 days after the Administrator receives the claim, unless the Administrator determines that an extension of time for processing is required. In the event that the Administrator determines that such an extension is required, written notice of the extension will be furnished to the Claimant before the end of the initial 90-day review period. The extension will not exceed a period of 90 days from the end of the initial 90-day period, and the extension notice will indicate the special circumstances requiring such extension of time and the date by which the Administrator expects to render the benefit decision.
(b)    Denial Notice. The Administrator shall provide every Claimant who is denied a claim for benefits with a written or electronic notice of its decision. The notice will set forth, in a manner that may be understood by the Claimant:
(i)    the specific reason or reasons for the adverse benefit determination;
(ii)    reference to the specific Plan provisions on which the determination is based;
(iii)    a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation as to why such information is necessary; and
(iv)    an explanation of the Plan’s appeal procedure and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA after receiving a final adverse benefit determination upon appeal.
Section 14.3    Appeal of Denial.
(a)    Claimant’s Appeal. The Claimant may appeal an initial adverse benefit determination by submitting a written appeal to the Administrator within 60 days of receiving notice of the denial of the claim. The Claimant:
(i)    may submit written comments, documents, records and other information relating to the claim for benefits;
(ii)    will be provided, upon request and without charge, reasonable access to and copies of all documents, records and other information relevant to the Claimant’s claim for benefits; and
(iii)    will receive a review that takes into account all comments, documents, records and other information submitted by the Claimant relating to the appeal, without regard to whether such information was submitted or considered in the initial benefit determination.
(b)    Decision on Appeal. The Administrator will conduct a full and fair review of the claim and the initial adverse benefit determination. A determination on the appeal by the Administrator will be made within a reasonable period of time, but not later than 60 days after receipt of an appeal request, unless the Administrator determines that an extension of time for processing is required. In the event that the Administrator determines that such an extension is required, written notice of the extension will be furnished to the Claimant prior to the end of the initial 60-day review period. The extension will not exceed a period of 60 days from the end of the initial 60-day period, and the extension notice will indicate the special circumstances requiring such extension of time and the date by which the Administrator expects to render the determination on appeal. The Administrator generally cannot extend the review period beyond an additional 60 days unless the Claimant voluntarily agrees to a longer extension.

(c)    Notice of Determination on Appeal. The Administrator shall provide the Claimant with written or electronic notification of its benefit determination on review. In the case of an adverse benefit determination, the notice shall set forth, in a manner that may be understood by the Claimant:
(i)    the specific reason or reasons for the adverse benefit determination;
(ii)    reference to the specific Plan provisions on which the adverse benefit determination is based;
(iii)    a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;
(iv)    a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures; and
(v)    a statement of the employee’s right to bring an action under Section 502(a) of ERISA.
Section 14.4    Disability Claims Procedure.
The claims procedures in this section shall apply only to claims for disability benefits with respect to which the Administrator must use its discretion to make a determination as to whether or not the Participant is disabled (a “Disability Claim”).
(a)    Timing of Denial. If the Administrator denies a claim in whole or in part (an “adverse benefit determination”), then the Administrator will provide notice of the decision to the Claimant within a reasonable period of time, not to exceed 45 days after the Administrator receives the claim, unless special circumstances due to matters beyond the control of the Administrator require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 45-day period. In such event, the Administrator shall have up to an additional 30 days from the end of such initial 45-day period in which to render a decision. If, prior to the end of this initial 30-day extension period, the Administrator determines that, due to matters beyond its control, a decision cannot be rendered within the extension period, the Administrator may extend such period for an additional 30 days, provided, that the Administrator notifies the Claimant prior to the expiration of the first 30-day extension period of the circumstances requiring further extension. All notices extending the time period in which to render a decision regarding a Disability Claim under this paragraph shall indicate:
(i)    the special circumstances requiring an extension of time;
(ii)    the date by which the Administrator expects to render a decision;
(iii)    the pertinent provisions of the Plan on which entitlement to a benefit is based; and
(iv)    the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues.

The Claimant will have 45 days after receipt of the notice to provide the Administrator with any missing information. If the Administrator requests additional information, the amount of time that the Administrator has to respond to a claim will be paused until the Claimant responds to the request.
(b)    Denial Notice. The Administrator shall provide every Claimant who is denied a Disability Claim with a written or electronic notice of its decision. The notice will set forth:
(i)    the specific reason or reasons for the adverse benefit determination;
(ii)    reference to the specific Plan provisions on which the determination is based;
(iii)    a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation as to why such information is necessary;
(iv)    a discussion of the decision, including an explanation of the basis for disagreeing with or not following:
a    the views presented by the Claimant to the Plan of health care professionals treating the Participant and vocational professionals who evaluated the Participant;
b    the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and
c    a disability determination regarding the Participant presented by the Claimant to the Plan made by the Social Security Administration;
(v)    Either the specific internal rule, guideline, protocols, standards or other similar criteria relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria do not exist;
(vi)    If a Disability Claim was denied based on an exclusion or limit (such as a medical necessity requirement or an experimental treatment exclusion), either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Participant’s medical circumstances, or a statement that such explanation will be provided upon request and without charge;
(vii)    A statement that the Claimant has the right to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits; and
(viii)    An explanation of the Plan’s appeal procedure and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA after receiving a final adverse benefit determination upon appeal.

Section 14.5    Appeal of Denial.
The Claimant may appeal an initial adverse benefit determination by submitting a written appeal to the designated Plan fiduciary (“reviewing fiduciary”) within 180 days of receiving notice of the denial of his Disability Claim. If the Claimant files a timely appeal, the reviewing fiduciary will perform a full and fair review of the appeal in accordance with the following:
(a)    The Claimant may submit written comments, documents, records and other information relating to the claim for benefits;
(b)    The Claimant will be provided, upon request and without charge, reasonable access to and copies of all documents, records and other information relevant to the Claimant’s claim for benefits;
(c)    The review will take into account all comments, documents, records and other information submitted by the Claimant relating to the appeal, without regard to whether such information was submitted or considered in the initial benefit determination.
(d)    The review will not afford deference to the initial adverse benefit determination and will be conducted by a Plan fiduciary who is different from and not subordinate to the fiduciary who denied the claim.
(e)    The reviewing fiduciary shall either identify to the Claimant any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse benefit determination, without regard to whether the advice was relied on in making the benefit determination or, alternatively, notify the Claimant that such identification is available upon request and without charge.
(f)    If the initial adverse benefit determination was based in whole or in part on a medical judgment, the reviewing fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who was not consulted on, nor subordinate to someone who was consulted on, the original claim.
(g)    If the reviewing fiduciary anticipates denying the Claimant’s appeal, whether in whole or in part, it must provide the information described in the next sentence to the Claimant as soon as possible and sufficiently in advance of the date the reviewing fiduciary is required to render its decision. The reviewing fiduciary shall provide the Claimant with (x) any new or additional evidence considered, relied upon, or generated by the Plan, insurer, or other person making the benefit determination (or at the direction of the Plan, insurer, reviewing fiduciary or such other person), and (y) if the anticipated adverse determination is based on a new or additional rationale, the rationale for the determination.
Section 14.6    Decision on Appeal.
(a)    Timing. A determination on the review by the Administrator will be made within a reasonable period of time, but not later than 45 days after receipt of a request for review, unless the Administrator determines that an extension of time for processing is required. In the event that the Administrator determines that such an extension is required, written notice of the extension will be furnished to the Claimant prior to the end of the initial 45-day review period. The extension will not exceed a period of 45 days from the end of the initial 45-day period, and the extension notice will indicate the special circumstances requiring such extension of time and the date by which the Administrator expects to render the determination on review. The Administrator generally cannot extend the review period beyond an additional 45 days unless the Claimant voluntarily agrees to a longer extension.
(b)    Notice of Determination on Appeal. The Administrator shall provide the Claimant with written or electronic notification of its benefit determination on review. The notice shall set forth:
(i)    the specific reason or reasons for the adverse determination;
(ii)    reference to the specific Plan provisions on which the benefit determination is based;
(iii)    a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;
(iv)    a discussion of the decision, including an explanation of the basis for disagreeing with or not following:
a    the views presented by the Claimant to the Plan of health care professionals treating the Participant and vocational professionals who evaluated the Participant;
b    the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and
c    a disability determination regarding the Participant presented by the Claimant to the Plan made by the Social Security Administration;
(v)    Either the specific internal rule, guideline, protocols, standards or other similar criteria relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria do not exist;
(vi)    If a Disability Claim was denied based on an exclusion or limit (such as a medical necessity requirement or an experimental treatment exclusion), either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Participant’s medical circumstances, or a statement that such explanation will be provided upon request and without charge; and
(vii)    a statement describing (x) any voluntary appeal procedures offered by the Plan, (y) the Claimant’s right to file a claim under Section 502(a) of ERISA and (z) any applicable contractual limitations period that applies to the Claimant’s right to bring such an action under Section 502(a) of ERISA, including the calendar date on which the contractual limitations period expires for the claim.

Section 14.7    Administrator’s Decision is Binding. Benefits under the Plan shall be paid only if the Administrator decides in its sole discretion that a Claimant is entitled to them. In determining claims for benefits, the Administrator has the authority to interpret the Plan, to resolve ambiguities, to make factual determinations, and to resolve questions relating to eligibility for and amount of benefits. Subject to applicable law, any decision made in accordance with the above claims procedures is final and binding on all parties and shall be given the maximum possible deference allowed by law. A misstatement or other mistake of fact shall be corrected when it becomes known and the Administrator shall make such adjustment on account thereof as it considers equitable and practicable.
Section 14.8     Conflicting Claims. If the Administrator is confronted with conflicting claims concerning a Participant’s Accounts, the Administrator may interplead the Claimants in an action at law, or in an arbitration conducted in accordance with the rules of the American Arbitration Association, as the Administrator shall elect in its sole discretion. In either case, the attorneys’ fees, expenses and costs reasonably incurred by the Administrator in such proceeding shall be paid from the Participant’s Accounts.
Section 14.9    Exhaustion; Judicial Proceedings. No action at law or in equity shall be brought to recover benefits under the Plan until the claim and appeal rights described in the Plan have been exercised and the Plan benefits requested in such appeal have been denied in whole or in part. If any judicial proceeding is undertaken to appeal the denial of a claim or bring any other action under ERISA other than a breach of fiduciary claim, the evidence presented may be strictly limited to the evidence timely presented to the Administrator. Any such judicial proceeding must be filed by the earliest of: (a) two years after the Administrator’s final decision regarding the claim appeal, (b) three years after the Participant or other Claimant commenced payment of the Plan benefits at issue in the judicial proceeding, or (c) the statutory deadline for filing a lawsuit with respect to Plan benefits at issue as determined by applying the most analogous statute of limitations under the laws of the state of California.”
Executed at Glendale, California, this 3rd day of May, 2018.

AVERY DENNISON CORPORATION
By: /s/ Mitchell R. Butier
Mitchell R. Butier
President and Chief Executive Officer